Exhibit 23.1







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report, dated March 9, 2006, related to the consolidated balance sheets of Tasker Products Corp. (formerly known as"Tasker Capital Corp.") and Subsidiaries (a development stage company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years then ended. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form S-8.


                                            /s/ Rothstein, Kass & Company, P.C.


Roseland, New Jersey
July 19, 2006